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                           ARTICLES OF INCORPORATION
                                      OF
                      JONES INTERNATIONAL NETWORKS, LTD.



                                   ARTICLE I
                                   ---------

       The name of the corporation is Jones International Networks, Ltd.


                                  ARTICLE II
                                  ----------

     The Corporation is organized under the laws of the State of Colorado.


                                  ARTICLE III
                                  -----------

         The period of duration of the Corporation shall be perpetual.


                                  ARTICLE IV
                                  ----------

     The nature of the business of the Corporation, the purposes for which it is organized and its powers are as follows:

     1. To engaged in the transaction of all lawful business or pursue any other lawful purpose or purposes for which a Corporation may be organized under the laws of the State of Colorado.

     2. To have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned.

     The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the exercise of other and further rights and powers that may not or hereafter be allowed or permitted by law.
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                                   ARTICLE V
                                   ---------

     The total number of shares that the Corporation shall have authority to issue shall be an aggregate of 20,000 shares, which shall be divided into two classes: 10,000 shares of Class A Common Stock, each share having a par value of $.01, and 10,000 shares of Class B Common Stock, each share having a par value of $.01. The Class A Common Stock and the Class B Common Stock shall have the following relative rights, limitations and preferences, and except as hereinafter stated, the Class A Common Stock and the Class B Common Stock shall be identical in all respects:

     1.  Dividends.  All shares of Class A Common Stock and all shares of
         ---------
Class B Common Stock shall have the same rights to dividends and distributions of the Corporation, when and as declared by the board of directors, whether paid in cash, property or stock. The board of directors may declare either (i) a dividend payable solely in shares of Class A Common Stock to holders of both Class A Common Stock and Class B Common Stock or (ii) a dividend payable solely in Class B Common Stock to holders of both Class A Common Stock and Class B Common Stock.

     2.  Voting Rights.  The holders of Class A Common Stock and the
         -------------
holders of Class B Common Stock shall have the following voting rights:

         A. With respect to the election of directors, the holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of directors which constitutes 25% of the total membership of the board of directors; and if such 25% is not a whole number, then the holders of the Class A Common Stock shall be entitled to elect the nearest higher whole number of directors which constitutes no less than 25% of such membership. Holders of Class B Common Stock, voting as a separate class, shall be entitled to elect the remaining directors.

         B. With respect to the removal of directors, the holders of Class A Common Stock voting as a separate class shall only be entitled to vote on the removal, with or without cause, of any director elected by the holders of Class A Common Stock; and the holders of Class B Common Stock shall only be entitled to vote on the removal, with or without cause, of any director elected by the holders of Class B Common Stock.

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         C.  The holders of Class A Common Stock and the holders of Class B
    Common Stock shall be entitled to vote as separate classes upon all matters specified in the Colorado Corporation Code as requiring a separate class vote. On all matters requiring such a class vote, the passage of any such matter shall require the affirmative vote of the holders of two-thirds of the shares of each class and of the total shares entitled to vote thereon.

         D. The holders of Class A Common Stock and the holders of Class B Common Stock shall, in all other matters not referred to above, vote together as a single class, provided that the holders of Class A Common Stock shall have one-twentieth of a vote for each share and the holders of Class B Common Stock shall have one vote for each share.

         E. Any vacancy occurring in the board of directors created by the death, resignation or removal of any director, whether elected by the holders of Class A Common Stock or Class B Common Stock, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, unless the remaining directors elect to call a special meeting of the shareholders for the purpose of filling such vacancy. If permitted by the bylaws of the Corporation, the board of directors may increase the number of directors, and any vacancy so created may be filled by the board of directors; provided that unless the conditions set forth in F below exist in respect of the next previous meeting of shareholders at which directors have been elected, the number of directors may be so increased by the board of directors only to the extent that 25% of the enlarged board shall consist of directors elected by the holders of Class A Common Stock or by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class A Common Stock. Any director elected by the board of directors to fill a vacancy shall serve until the next annual meeting of shareholders and until his successor is elected and has qualified.


         F. The Class A Common Stock shall not have the rights to elect directors as set forth in A above if, on the record date for any meeting of shareholders at which directors are to be elected, the number of issued and outstanding shares of Class A Common Stock (exclusive of any such shares held as treasury stock) is less than 10% of the aggregated number of issued and outstanding shares of both Class A Common Stock and Class B Common Stock (exclusive of any such shares held as treasury stock). In such event, all directors to be elected at such meeting shall be elected by

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    holders of Class A Common Stock and Class B Common Stock voting together as a single class, provided that with respect to said election the holders of Class A Common Stock shall have one-twentieth of a vote for each share and the holders of Class B Common Stock shall have one vote for each share.


                                   ARTICLE VI
                                   ----------

    Shareholders shall have no preemptive rights to acquire additional or treasury shares of the Corporation or securities convertible into shares or carrying stock purchase warrants or privileges, or stock rights, or stock options.


                                  ARTICLE VII
                                  -----------

    Any action proposed to be taken by the shareholders which, but for this Article, will require the vote or concurrence of two-thirds of the outstanding shares of the Corporation under the Colorado Corporation Code, as amended, may be taken by a majority of the votes to which the then outstanding shares, or any class or series thereof, are entitled.


                                  ARTICLE VIII
                                  ------------

    1. The business and affairs of the Corporation shall be managed by a board of directors, the members of which shall be elected at the annual meeting of the shareholders, or at a special meeting called for that purpose.

    2. The initial board of directors shall consist of the following three members, who shall serve until the first annual meeting of shareholders and until his or her successor shall be elected and qualified.


    Director             Address
    --------             -------

    Glenn R. Jones       9697 E. Mineral Avenue
                         Englewood, Colorado  80112

    Carl E. Vogel        9697 E. Mineral Avenue
                         Englewood, Colorado  80112

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    Gregory J. Liptak    9697 E. Mineral Avenue
                         Englewood, Colorado  80112

    3. The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.


                                  ARTICLE IX
                                  ----------

    Cumulative voting shall not be permitted in the election of directors.


                                   ARTICLE X
                                   ---------

    The initial registered office of the Corporation shall be 9697 East
Mineral Avenue, Englewood, Colorado 80112, and the initial registered agent at such registered office shall be Elizabeth M. Steele.


                                   ARTICLE XI
                                   ----------

    No contract or other transaction between the Corporation and one or more of its directors or any other corporation, partnership, joint venture, trust, association, other entity, or employee benefit plan in which one or more of the Corporation's directors or officers are directors or officers or are in any similar managerial or fiduciary position or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors or officers are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose, so long as such contract or transaction satisfies the requirements explicitly set forth in the Colorado Corporation Code for contracts between a corporation and its directors.

                                  ARTICLE XII
                                  -----------

    A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the

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liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for: (i) any breach of the directors' duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 7-5-114 of the Colorado Corporation Code; or
(iv) any transaction from which the director derived any improper personal benefit. If the Colorado Corporation Code hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code as so amended. Any repeal or modification of this
Article XII shall not adversely affect any right or protection of a director of the Corporation under this Article XII, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article XII, prior to such repeal or modification.


                                  ARTICLE XIII
                                  ------------

    1. The Corporation shall indemnify any person and his estate and personal representative against all liability and expense incurred by reason of the person being or having been a director or officer of the Corporation to the full extent and in any manner that directors may be indemnified under the Colorado Corporation Code, as in effect at any time. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

    2. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XIII.

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                                  ARTICLE XIV
                                  -----------

    The name and address of the incorporator are:

    Elizabeth M. Steele    9697 E. Mineral Avenue
                           Englewood, Colorado  80112

    Executed this 9th day of November, 1993.


                                  /s/ Elizabeth M. Steele
                                  ---------------------------
                                    Elizabeth M. Steele


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STATE OF COLORADO)
                 )    ss:
COUNTY OF ARAPAHOE )

     I, Lorri Ellis, a notary public, hereby certify that on the 9th day of November, 1993, personally appeared before me Elizabeth M. Steele, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

     In witness whereof, I have hereunto set my hand and seal this 9th day of November, 1993.

(SEAL)

                                    /s/ Lorri Ellis
                                    ---------------
                                    Notary Public

                                    9697 E. Mineral Avenue
                                    Englewood, Colorado  80112


     My commission expires August 27, 1997.


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